Exhibit 99.3

8 CTO Realty Growth Quarterly Supplemental 1 st Quarter 2026 Investor Relations ir@ctoreit.com 369 N New York Ave., Suite 201 Winter Park, FL 32789 https://www.ctoreit.com/ Ashley Park Atlanta, GA 1

© CTO Realty Growth, Inc. | ctoreit.com 9 Table of Contents March 31, 2026 Press Release First Quarter 2026 Earnings Press Release 3 Financial Summary Results Overview & Guidance 10 Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Funds from Operations 13 Supplemental Schedule of Same-Property Net Operating Income 14 Adjusted EBITDA 15 Market Capitalization, Debt Ratios and Liquidity 16 Debt Summary 17 Real Estate Portfolio Capital Investments 18 Leasing Summary Top Tenant Summary 19 Retail Leasing Activity 20 Lease Expiration Schedule 21 Portfolio & Investment Summary Investments, Dispositions & Structured Investment Repayments 22 Portfolio Summary 23 Geographic Diversification 24 Other Investments 25 Additional Disclosures 2026 Guidance 26 Contact Information & Research Coverage 27 2

Page 3 DRAFT DRATDDD Press Release FIRST 2024 OPERATING RESULTS FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FIRST QUARTER 2026 OPERATING AND FINANCIAL RESULTS – Completed an $81.6 Million Acquisition – – $6.2 Million Signed-Not-Open Pipeline at Quarter-End – – Raises 2026 Investment Guidance to $175 Million to $250 Million – – Increases 2026 Core FFO Per Diluted Share Guidance to $2.06 to $2.11 – WINTER PARK, FL – April 28, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended March 31, 2026. Net Income attributable to common stockholders was $0.13 per diluted share for the first quarter. First Quarter 2026 Highlights ▪ Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.52 per diluted share. ▪ Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.56 per diluted share. ▪ Shopping center same-property net operating income (“NOI”) increased by 6.8%. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 4.2% versus the comparable 2025 period. ▪ Executed 146,000 square feet of comparable retail leases at a positive cash rent spread of 14%. ▪ Acquired Palms Crossing, a 399,000 square foot open-air retail center located in McAllen, Texas, for $81.6 million. ▪ Watters Creek preferred investment of $30.0 million was repaid in full. Subsequent Event ▪ On April 17, 2026, invested $75.0 million of preferred equity in a Class A premier retail property located in the Southwest. The investment generates a 12.0% initial cash yield with a two-year term. “We’re off to a strong start in 2026 on all fronts, with robust leasing, strong same-center NOI growth, and an acquisition of a high-quality open-air retail center in Texas, one of our core markets,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Further, we see meaningful tailwinds in the coming quarters driven by our $6.2 million SNO pipeline, which represents 5.5% of in-place cash ABR. We are particularly pleased with our acquisition of Palms Crossing which aligns well with our strategy to acquire high-quality, well-located retail centers with embedded future rent growth and anchored by strong national retailers.”

Page 4 Financial Results (in thousands, except per share data) 1Q 2026 1Q 2025 Net Income $ 6,205 $ 2,261 Net Income per Common Share - Diluted $ 0.13 $ 0.01 Core FFO $ 16,931 $ 14,445 Core FFO per Common Share - Diluted $ 0.52 $ 0.46 AFFO $ 18,238 $ 15,521 AFFO per Common Share - Diluted $ 0.56 $ 0.49 Metrics reflect amounts attributable to common stockholders. Refer to “Non-GAAP Financial Measures” for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release. First Quarter Portfolio Performance Retail Leasing Activity ▪ The Company executed 25 new leases, renewals and extensions totaling 153,000 square feet. On a comparable space basis, the Company executed 146,000 square feet of leases at an average cash rent spread increase of 14%. Same Property NOI ▪ Shopping center same property NOI increased by 6.8% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 4.2% versus the comparable 2025 period. ▪ Including other/non-core properties, same-property NOI increased by 3.4% for the first quarter. This growth was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, New Mexico property in December 2025, which more than offset the non-recurring recovery benefits recorded in the quarter. As previously announced, this vacancy was leased by the State of New Mexico which is expected to comment paying rent in late 2026. Occupancy ▪ As of March 31, 2026, total property portfolio leased occupancy was 95.4%, up 160 basis points compared to March 31, 2025, and a decrease of 50 basis points compared to December 31, 2025. ▪ As of March 31, 2026, same-property shopping center portfolio leased occupancy was 95.0%, up 30 basis points compared to March 31, 2025. First Quarter Investment and Disposition Activity Investment Activity ▪ The Company acquired Palms Crossing, a 399,000 square foot open-air retail center located in McAllen, Texas, for a purchase price of $81.6 million. Palms Crossing is currently 98% leased, anchored by Best Buy, Hobby Lobby, Burlington Coat Factory, Barnes & Noble and Nike. The Property is located on 47 acres, and features two pad sites for potential future development opportunities.

Page 5 Disposition & Structured Investment Repayment Activity ▪ The Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million. Balance Sheet and Liquidity Balance sheet highlights as of March 31, 2026, included: ▪ Total liquidity of $124.3 million, consisting of $116.0 million of undrawn commitments and $8.3 million of cash on hand. ▪ Total borrowings of $651.8 million at a weighted average interest rate of 4.6%, including $634.0 million of unsecured borrowings and a $17.8 million mortgage payable. ▪ Net Debt to Pro Forma Adjusted EBITDA of 6.4 times. ▪ During the quarter ended March 31, 2026, the Company issued 733,883 common shares under its common stock ATM program at a weighted average gross price of $19.59 per share, for total net proceeds of $14.2 million. ▪ The Company’s only 2026 loan maturity is a $17.8 million mortgage note payable, maturing in August at an interest rate of 4.06%. ▪ Classified Madison Yards located in Atlanta, Georgia as held for sale with an expected close in May. 2026 Outlook The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission. The Company has raised its 2026 outlook as follows: (Unaudited) Current Previous Core FFO per Common Share - Diluted $2.06 to $2.11 $1.98 to $2.03 AFFO per Common Share - Diluted $2.19 to $2.24 $2.11 to $2.16 Metrics above reflect amounts attributable to common stockholders. The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions): Current Previous Investment Volume, Including Commercial Loans & Structured Investments $175 to $250 $100 to $200 Same-Property NOI Growth for Shopping Centers Unchanged 3.5% to 4.5% General & Administrative Expenses $19.7 to $20.2 $19.5 to $20.0

Reconciliation of the outlook range of the Company's 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised 2026 Outlook			
(Unaudited)	Low		High	
Net Income Attributable to the Company per Common Share - Diluted	$	0.53	$	0.59
Depreciation and Amortization of Real Estate		1.90		1.90
Provision for Impairment and Adjustment to CECL Reserve [(1)]		(0.01)		(0.01)
Realized and Unrealized Loss (Gain) on Investment Securities [(1)]		(0.06)		(0.06)
Funds from Operations, per Common Share - Diluted	$	2.36	$	2.42
Distributions to Preferred Stockholders		(0.21)		(0.21)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$	2.15	$	2.21
Amortization of Intangibles to Lease Income		(0.09)		(0.10)
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$	2.06	$	2.11
Adjustments:				
Straight-Line Rent Adjustment		(0.04)		(0.04)
Other Depreciation and Amortization		-		-
Amortization of Loan Costs and Capitalized Interest		0.03		0.03
Non-Cash Compensation		0.14		0.14
AFFO Attributable to Common Stockholders per Common Share - Diluted	$	2.19	$	2.24

(1) Provision for Impairment and Adjustment to CECL Reserve and Realized and Unrealized Loss (Gain) on Investment Securities represents the actual adjustment for the three months ended March 31, 2026. The Company's outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the first quarter ended March 31, 2026, on Wednesday, April 29, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company's website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast: https://edge.media-server.com/mmc/p/7a2jh3xw

Registration: https://register-conf.media-server.com/register/BI44d0a9de51204a7a9115883fa90899d4

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company's website at www.ctoreit.com.

Page 6

Page 7 About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Contact: Investor Relations ir@ctoreit.com Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in commercial loans and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Page 8 Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

Page 9 To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 10 Results Overview & Guidance For the quarter ended March 31, 2026 (unaudited; in thousands, except share, per share and per square foot amounts) Quarter ended March 31, 2026 Financial Results Total Revenues (page 12) $ 41,173 Net Income Attributable to Common Shareholders (Page 12) $ 4,327 Net Income per Diluted Share $ 0.13 Funds from Operations (FFO) (page 13) $ 17,840 FFO per Diluted Share $ 0.55 Core FFO (page 13) $ 16,931 Core FFO per Diluted Share $ 0.52 AFFO (page 13) $ 18,238 AFFO per Diluted Share $ 0.56 Same Property NOI for Shopping Centers (page 14) $ 20,235 % Growth 6.8% Preferred Dividend Declared per Share $ 0.40 Common Dividends Declared per Share $ 0.38 Q1 2026 Core FFO Payout Ratio 73.1% Q1 2026 AFFO Payout Ratio 67.9% Weighted Average Diluted Shares 32,522,938 Debt Metrics Net Debt to Pro Forma Adjusted EBITDA 6.4x Net Debt to Enterprise Value 46.7% Fixed Charge Coverage 3.0x Property Data Number of Properties 22 Square Footage 5,904,026 Cash Rent PSF $ 20.83 Leased Occupancy 95.4% Occupancy 90.9% 2026 Guidance Core FFO per Diluted Share $2.06 - $2.11 AFFO per Diluted Share $2.19 - $2.24 Same Property NOI Growth for Shopping Centers 3.5% - 4.5% These metrics should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 11 Consolidated Balance Sheets As of March 31, 2026 and December 31, 2025 (in thousands, except share and per share data) As of (Unaudited) March 31, 2026 December 31, 2025 ASSETS Real Estate: Land, at Cost $ 278,594 $ 289,012 Building and Improvements, at Cost 778,031 766,371 Other Furnishings and Equipment, at Cost 923 923 Construction in Process, at Cost 4,913 4,091 Total Real Estate, at Cost 1,062,461 1,060,397 Less, Accumulated Depreciation (110,422) (107,268) Real Estate—Net 952,039 953,129 Land and Development Costs — 300 Intangible Lease Assets—Net 86,479 84,710 Assets Held for Sale 72,126 — Investment in Alpine Income Property Trust, Inc. 44,488 41,324 Commercial Loans and Investments 80,713 104,804 Cash and Cash Equivalents 8,282 6,467 Restricted Cash 10,587 34,652 Deferred Income Taxes—Net 2,309 2,309 Other Assets 42,644 36,207 Total Assets $ 1,299,667 $ 1,263,902 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 1,852 $ 1,709 Accrued and Other Liabilities 23,386 28,185 Deferred Revenue 16,911 18,802 Intangible Lease Liabilities—Net 32,562 31,486 Income Taxes Payable 61 29 Long-Term Debt—Net 649,532 616,345 Total Liabilities 724,304 696,556 Stockholders’ Equity: Preferred Stock 47 47 Common Stock 333 324 Additional Paid-In Capital 396,749 382,494 Retained Earnings 176,442 184,886 Accumulated Other Comprehensive Income (Loss) 1,792 (405) Total Stockholders’ Equity 575,363 567,346 Total Liabilities and Stockholders’ Equity $ 1,299,667 $ 1,263,902 These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 12 Three Months Ended March 31, 2026 2025 Revenues Income Properties $ 36,580 $ 31,672 Management Fee Income 1,349 1,178 Interest Income From Commercial Loans and Investments 3,244 2,961 Total Revenues 41,173 35,811 Direct Cost of Revenues Income Properties (10,168) (8,891) Total Direct Cost of Revenues (10,168) (8,891) General and Administrative Expenses (5,077) (4,683) Provision for Impairments and Adjustment to CECL Reserve 321 — Depreciation and Amortization (15,956) (14,364) Total Operating Expenses (30,880) (27,938) Total Operating Income 10,293 7,873 Investment and Other Income 3,243 575 Interest Expense (7,271) (6,136) Income Before Income Tax Expense 6,265 2,312 Income Tax Expense (60) (51) Net Income Attributable to the Company 6,205 2,261 Distributions to Preferred Stockholders (1,878) (1,878) Net Income Attributable to Common Stockholders $ 4,327 $ 383 Per Share Information: Basic and Diluted Net Income Attributable to Common Stockholders $ 0.13 $ 0.01 Weighted Average Number of Common Shares Basic 32,519,156 31,552,973 Diluted 32,522,938 31,595,431 Dividends Declared and Paid - Preferred Stock $ 0.40 $ 0.40 Dividends Declared and Paid - Common Stock $ 0.38 $ 0.38 Consolidated Statements of Operations For the quarters ended March 31, 2026 and 2025 (unaudited; in thousands, except share, per share and dividend data) These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission

© CTO Realty Growth, Inc. | ctoreit.com 13 Funds from Operations For the quarters ended March 31, 2026 and 2025 (unaudited; in thousands, except per share data) This schedule of Funds from Operations should be read in conjunction with the Company's most recent Form 10-Q filed with the Securities and Exchange Commission Three Months Ended March 31, 2026 2025 Net Income Attributable to the Company $ 6,205 $ 2,261 Distributions to Preferred Stockholders (1,878) (1,878) Adjustments: Depreciation and Amortization of Real Estate 15,938 14,346 Provision for Impairment and Adjustment to CECL Reserve (321) — Realized and Unrealized Loss (Gain) on Investment Securities (2,103) 165 FFO $ 17,841 $ 14,894 Amortization of Intangibles to Lease Income (910) (449) Core FFO $ 16,931 $ 14,445 Adjustments: Straight-Line Rent Adjustment (440) (573) Other Depreciation and Amortization — (1) Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest 341 367 Non-Cash Compensation 1,406 1,283 AFFO $ 18,238 $ 15,521 Per Common Diluted Share: FFO $ 0.55 $ 0.47 Core FFO $ 0.52 $ 0.46 AFFO $ 0.56 $ 0.49 Supplemental Disclosure: PIK Interest Earned $ 8 $ — PIK Interest Paid — — PIK Interest Earned in Excess of PIK Interest Paid $ 8 $ —

© CTO Realty Growth, Inc. | ctoreit.com 14 Supplemental Schedule of Same-Property Net Operating Income For the quarters ended March 31, 2026 and 2025 (unaudited; in thousands) 1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. 2. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 4.2% versus the comparable 2025 period. Same-Property NOI for Shopping Centers Three Months Ended March 31, 2026 2025 Base Rents $ 20,665 $ 19,695 Expense Recoveries 6,246 5,828 Other Income 662 566 Total Revenues 27,573 26,088 Operating Expenses (7,338) (7,143) Same-Property NOI for Shopping Centers $ 20,235 $ 18,946 Same-Property NOI Growth for Shopping Centers (1) 6.8% Same-Property Occupancy 91.6% 92.2% Same-Property Leased Occupancy 95.0% 94.7% Cash ABR per Square Foot $21.92 $21.38 Number of Same Properties 15 Same-Property NOI Reconciliation Three Months Ended March 31, 2026 2025 Net Income Attributable to the Company $ 6,205 2,261 Provision for Impairment and Adjustment to CECL Reserve (321) — Depreciation and Amortization 15,956 14,364 Amortization of Intangibles to Lease Income 910 449 Straight-Line Rent Adjustment 440 573 Accretion of Tenant Contribution 13 13 Interest Expense 7,271 6,136 General and Administrative Expenses 5,077 4,683 Investment and Other Income (3,243) (575) Income Tax Expense 60 51 Management Fee Income (1,349) (1,178) Interest Income From Commercial Loans and Investments (3,244) (2,961) Other Non-Recurring Items (2) (191) (110) Less: Impact of Properties Not Owned for the Full Reporting Period (6,790) (3,596) Same-Property NOI $ 20,794 20,110 Less: Same Property NOI for Other Properties (559) (1,164) Same-Property NOI for Shopping Centers $ 20,235 18,946

© CTO Realty Growth, Inc. | ctoreit.com 15 Pro Forma Adjusted EBITDA Three Months Ended March 31, 2026 (unaudited; in thousands) Three Months Ended March 31, 2026 Net Income Attributable to the Company $ 6,205 Depreciation and Amortization of Real Estate 15,938 Provision for Impairment and Adjustment to CECL Reserve (321) Unrealized Gain & Realized Loss on Investment Securities (2,103) Distributions to Preferred Stockholders (1,878) Amortization of Intangibles to Lease Income (910) Straight-Line Rent Adjustment (440) Amortization of Loan Costs and Capitalized Interest 341 Non-Cash Compensation 1,406 Other Non-Recurring Items (1) (601) Interest Expense, Net of Amortization of Loan Costs 6,930 Adjusted EBITDA $ 24,567 Annualized Adjusted EBITDA $ 98,268 Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2) 1,585 Pro Forma Adjusted EBITDA $ 99,853 Total Long-Term Debt $ 649,532 Financing Costs, Net of Accumulated Amortization 2,268 Cash and Cash Equivalents (8,282) Net Debt $ 643,518 Net Debt to Pro Forma Adjusted EBITDA 6.4 x 1. Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items. 2. Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2026.

© CTO Realty Growth, Inc. | ctoreit.com 16 Market Capitalization, Debt Ratios and Liquidity As of March 31, 2026 (unaudited; in thousands, except per share amounts and market price) Any differences are a result of rounding. 1. Net debt to Pro Forma Adjusted EBITDA is calculated based on first quarter 2026 annualized Adjusted EBITDA. March 31, 2026 Common Share Price $ 18.49 Common Shares Outstanding 33,293 Total Common Equity Market Capitalization $ 615,596 Series A Preferred Par Value Per Share $ 25.00 Series A Preferred Shares Outstanding 4,713 Series A Preferred Par Value $ 117,827 Total Equity Capitalization $ 733,423 Total Debt Outstanding $ 651,800 Cash and Cash Held in Like-Kind Exchange Escrow Accounts (8,281) Net Debt $ 643,519 Total Enterprise Value $ 1,372,502 Net Debt to Pro Forma Adjusted EBITDA1 6.4 x Net Debt to Total Enterprise Value 46.7% Fixed Charge Coverage Ratio 3.0 x Cash and Cash Held in Like-Kind Exchange Escrow Accounts $ 8,281 Available under Unsecured Credit Facility 116,000 Total Liquidity $ 124,281

Debt Summary

As of March 31, 2026

(unaudited; dollars in thousands)

Indebtedness Outstanding	Face Value	Weighted Avg. Rate	Initial Maturity Date	Type
Mortgage Note	$17,800	4.06%	Aug. 2026	Fixed
Revolving Credit Facility [1]	134,000	5.13%	Jan. 2027	Floating
Revolving Credit Facility [1]	50,000	5.30%	Jan. 2027	Fixed
2027 Term Loan [1]	100,000	2.80%	Jan. 2027	Fixed
2028 Term Loan [2]	100,000	5.18%	Jan. 2028	Fixed
2029 Term Loan [3]	125,000	4.67%	Sep. 2029	Fixed
2030 Term Loan [3]	125,000	4.69%	Sep. 2030	Fixed
Total / Weighted Average	**$651,800**	**4.59%**		

Year	Outstanding	Weighted Average Rate	% of Debt Maturing	Cumulative % of Debt Maturing
2026	$17,800	4.06%	3%	3%
2027	284,000	4.34%	44%	46%
2028	100,000	5.18%	15%	62%
2029	125,000	4.67%	19%	81%
2030	125,000	4.69%	19%	100%
Total / Weighted Average	**$651,800**	**4.59%**	**100%**	

Any differences are a result of rounding.

1. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.25%-2.20%
2. Interest rate is calculated as 30-day SOFR + 10 bps + pricing tier based on leverage within the range of 1.20%-2.15%
3. Interest rate is calculated as 30-day SOFR + pricing tier based on leverage within the range of 1.20%-2.15%

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© CTO Realty Growth, Inc. | ctoreit.com 18 Real Estate Portfolio Capital Investments For the quarters ended March 31, 2026 and 2025 (unaudited; dollars in thousands) Any differences are a result of rounding. Three Months Ended March 31, 2026 2025 Leasing & Maintenance Capital Expenditures Capital Expenditures $ 924 $ 432 Tenant Improvement Allowances 247 270 Leasing Commissions 863 384 Total Leasing & Maintenance Capital Expenditures $ 2,034 $ 1,086 Value Enhancing & Other Capital Expenditures Acquired Vacancy $ 905 $ 73 Anchor Repositioning 55 4 Outparcel Developments 286 10 Property Repositioning & Other 1,197 16

Top Tenant Summary

As of March 31, 2026

(unaudited, dollars and square feet in thousands)

Tenant/Concept	Credit Rating[1]	Leases[2]	Leased Square Feet[2]	% of Total	Cash ABR	% of Total
AMC	CCC+	3	174	2.9%	$4,118	3.7%
Best Buy	BBB+	5	187	3.2%	3,038	2.7%
Fidelity	BBB	2	122	2.1%	2,583	2.3%
Ross/dd's Discount	A-	7	194	3.3%	2,513	2.2%
Burlington	BB+	5	175	3.0%	2,193	2.0%
TJ Maxx/HomeGoods/Marshalls	A	6	177	3.0%	2,161	1.9%
Barnes & Noble	NR	4	102	1.7%	1,887	1.7%
Dick's Sporting Goods	BBB	4	188	3.2%	1,806	1.6%
Nordstrom Rack	BB	3	106	1.8%	1,779	1.6%
Southern University	NR	1	60	1.0%	1,715	1.5%
Publix	NR	2	99	1.7%	1,659	1.5%
Whole Foods Market	AA-	1	60	1.0%	1,633	1.5%
Academy Sports & Outdoors	BB+	2	129	2.2%	1,497	1.3%
PetSmart	B	4	78	1.3%	1,302	1.2%
Hobby Lobby	NR	2	110	1.9%	1,279	1.1%
Regal Cinemas	NR	1	51	0.9%	1,210	1.1%
DSW Shoe Warehouse	NR	4	69	1.2%	1,164	1.0%
Onelife Fitness	NR	1	45	0.8%	1,120	1.0%
Floor & Decor	BB	1	75	1.3%	1,047	0.9%
Old Navy	BB+	3	59	1.0%	904	0.8%
Other		582	3,104	52.6%	75,138	67.2%
Total Occupied		**643**	**5,364**	**90.9%**	**$111,745**	**100.0%**
Vacant		-	540	9.1%		
Total		**643**	**5,904**	**100.0%**		

Any differences are a result of rounding.

1. Credit Rating is the available rating from S&P Global Ratings as of March 31, 2026. "NR" indicates the company is not rated.
2. Excludes leases not yet commenced.

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Retail Leasing Activity

For the twelve months ended March 31, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

	Leases Signed	Square Feet	New Rent Per SF	Prior Rent Per SF	Cash Basis % Change	Avg Lease Term (Yrs)	Tenant Improvements Per SF
Total Comparable Leases							
Q1 2026	22	146	$24.08	$21.09	14.2%	6.3	$11.52
Q4 2025	20	167	$23.68	$18.09	30.9%	6.5	$29.67
Q3 2025	21	125	$22.24	$20.16	10.3%	6.2	$3.39
Q2 2025	14	190	$25.54	$21.01	21.6%	7.2	$13.58
Total / Wtd. Avg.	77	628	$24.05	$20.08	19.7%	6.6	$15.36
New Leases - Comparable							
Q1 2026	4	22	$32.80	$20.55	59.6%	10.0	$77.31
Q4 2025	4	46	$29.54	$14.41	105.0%	10.6	$108.01
Q3 2025	6	14	$47.21	$46.14	2.3%	9.3	$29.53
Q2 2025	4	75	$18.90	$10.52	79.6%	10.0	$34.19
Total / Wtd. Avg.	18	157	$26.50	$16.28	62.7%	10.1	$61.23
Renewals & Extensions - Comparable							
Q1 2026	18	125	$22.57	$21.19	6.5%	5.4	$0.12
Q4 2025	16	121	$21.45	$19.48	10.1%	4.3	-
Q3 2025	15	111	$18.99	$16.78	13.2%	5.3	-
Q2 2025	10	115	$29.91	$27.91	7.2%	6.1	-
Total / Wtd. Avg.	59	471	$23.23	$21.35	8.8%	5.3	$0.03
Total Comparable and Non-Comparable							
Q1 2026	25	153	$24.72	NA	NA	6.6	$12.61
Q4 2025	23	189	$24.14	NA	NA	6.8	$44.72
Q3 2025	24	142	$23.00	NA	NA	6.6	$7.80
Q2 2025	22	227	$25.43	NA	NA	7.6	$16.25
Total / Wtd. Avg.	94	711	$24.45	NA	NA	7.0	$21.35

Any differences are a result of rounding.

Comparable leases compare retail leases signed on a space for which there was previously a tenant. Does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings, or office leases. New rent per sq. ft. represents the minimum cash rent under the new lease for the first 12 months of the term. Prior rent per sq. ft. represents the minimum in-place cash rent under the prior lease. Tenant improvements include landlord work.

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Lease Expiration Schedule

As of March 31, 2026

(unaudited, dollars and square feet in thousands, except per square foot data)

Anchor Tenants (>10,000 Square Feet)

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	4	111	2.1%	2,503	2.2%	$22.63
2027	11	403	7.5%	4,588	4.1%	$11.38
2028	21	827	15.4%	13,264	11.9%	$16.04
2029	14	558	10.4%	5,586	5.0%	$10.02
2030	8	218	4.1%	3,285	2.9%	$15.10
2031	17	504	9.4%	8,355	7.5%	$16.57
2032	9	246	4.6%	3,250	2.9%	$13.21
2033	4	76	1.4%	1,360	1.2%	$17.84
2034	7	173	3.2%	2,798	2.5%	$16.16
2035	12	255	4.8%	5,766	5.2%	$22.61
Thereafter	8	259	4.8%	4,698	4.2%	$18.14
Total	**115**	**3,630**	**67.7%**	**$55,452**	**49.6%**	**$15.28**

Small Shop Tenants

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	45	118	2.2%	3,590	3.2%	$30.39
2027	71	217	4.0%	6,342	5.7%	$29.26
2028	69	240	4.5%	7,936	7.1%	$33.02
2029	61	199	3.7%	6,345	5.7%	$31.95
2030	74	246	4.6%	7,941	7.1%	$32.28
2031	56	195	3.6%	5,831	5.2%	$29.90
2032	38	131	2.4%	4,555	4.1%	$34.75
2033	37	123	2.3%	4,298	3.8%	$34.99
2034	26	91	1.7%	3,591	3.2%	$39.45
2035	30	85	1.6%	2,995	2.7%	$35.08
Thereafter	21	89	1.7%	2,868	2.6%	$32.25
Total	**528**	**1,734**	**32.3%**	**$56,293**	**50.4%**	**$32.46**

Total

Year	Leases Expiring	Expiring SF	% of Total	Cash ABR	% of Total	Cash ABR PSF
2026	49	229	4.3%	6,094	5.5%	$26.63
2027	82	620	11.6%	10,930	9.8%	$17.63
2028	90	1,067	19.9%	21,201	19.0%	$19.86
2029	75	756	14.1%	11,931	10.7%	$15.78
2030	82	464	8.6%	11,226	10.0%	$24.22
2031	73	699	13.0%	14,186	12.7%	$20.29
2032	47	377	7.0%	7,805	7.0%	$20.69
2033	41	199	3.7%	5,658	5.1%	$28.42
2034	33	264	4.9%	6,388	5.7%	$24.19
2035	42	340	6.3%	8,761	7.8%	$25.73
Thereafter	29	348	6.5%	7,566	6.8%	$21.75
Total	**643**	**5,364**	**100.0%**	**$111,745**	**100.0%**	**$20.83**

Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com 22 Year-to-Date Investment, Disposition & Structured Investment Repayment Activity For the quarter ended March 31, 2026 (unaudited, dollars and square feet in thousands) Any differences are a result of rounding. Investments Type Date Square Feet Price / Commitment Palms Crossing – McAllen, TX Power Center Feb. 2026 399 81,600 Total Property Acquisitions 399 $81,600 Structured Investment Repayments Date Repaid Coupon Price Watters Creek at Montgomery Farm Mar. 2026 9.50% 30,000 Total Investment Repayments 9.50% $30,000

Portfolio Summary

As of March 31, 2026

(unaudited, square feet in thousands)

Market / Property	Market	Year Built / Updated	Acreage	SF	% Occupied	% Leased	Cash ABR PSF
Arizona							
Crossroads Town Center	Phoenix	2005	31	222	94.6%	100.0%	$19.75
Florida							
Pompano Citi Centre	Fort Lauderdale	1971/2006	34	509	91.4%	93.1%	$17.15
The Strand at St. Johns Town Center	Jacksonville	2017	52	211	100.0%	100.0%	$26.75
Marketplace at Seminole Towne Center	Orlando	2006	41	320	84.9%	100.0%	$21.28
Millenia Crossing	Orlando	2009	11	100	87.3%	93.3%	$25.70
Lake Brandon Village	Tampa	1998	8	102	100.0%	100.0%	$13.87
Granada Plaza	Tampa	1985	7	74	91.8%	91.8%	$16.22
Total / Weighted Average			153	1,317	91.6%	96.4%	$20.05
Georgia							
The Collection at Forsyth	Atlanta	2006	70	565	89.6%	94.0%	$23.45
Ashford Lane	Atlanta	2005	44	277	96.6%	96.6%	$32.72
Madison Yards	Atlanta	2019	10	163	99.0%	99.0%	$32.98
The Exchange at Gwinnett	Atlanta	2021/2023	16	97	97.1%	100.0%	$37.88
Ashley Park	Atlanta	2004	60	559	95.7%	96.3%	$16.56
Total / Weighted Average			200	1,661	94.2%	96.1%	$24.53
North Carolina							
Carolina Pavilion	Charlotte	1995	72	694	76.7%	82.9%	$16.32
Beaver Creek Crossings	Raleigh	2005	52	322	99.3%	100.0%	$18.83
Total / Weighted Average			124	1,016	83.8%	88.3%	$17.27
Texas							
Plaza at Rockwall	Dallas	2007	42	444	99.7%	100.0%	$14.62
Price Plaza	Houston	1999	23	201	100.0%	100.0%	$17.14
Palms Crossing	McAllen	2007	47	399	93.8%	97.6%	$18.45
Total / Weighted Average			112	1,044	97.5%	99.1%	$16.52
Virginia							
West Broad Village	Richmond	2007	33	392	91.7%	91.7%	$26.64
Total Shopping Centers			**653**	**5,652**	**92.1%**	**95.1%**	**$20.70**
Albuquerque Office [1]	Albuquerque	2009	25	212	53.8%	100.0%	$18.02
Winter Park Office	Orlando	1982	2	28	100.0%	100.0%	$30.69
Daytona Beach Restaurants	Daytona	2017/ 2018	6	12	100.0%	100.0%	$84.09
Total Portfolio			**686**	**5,904**	**90.9%**	**95.4%**	**$20.83**

Any differences are a result of rounding.

1. Formerly referred to as "Fidelity Building"

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Geographic Diversification

As of March 31, 2026

(cash ABR and square feet in thousands)

States	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Georgia	5	1,661	28%	$38,383	34%	$156,394	192,304
Florida	9	1,357	23%	26,058	23%	105,322	209,587
Texas	3	1,044	18%	16,816	15%	115,703	180,109
North Carolina	2	1,016	17%	14,704	13%	155,151	176,989
Virginia	1	392	7%	9,584	9%	154,649	178,579
Arizona	1	222	4%	4,141	4%	163,525	320,413
New Mexico	1	212	4%	2,058	2%	73,504	50,473
Total	**22**	**5,904**	**100%**	**$111,745**	**100%**	**$136,785**	**193,442**

Markets	Properties	Square Feet	% of Total	Cash ABR	% of Total	5-Mile 2025 Avg. Household Income	5-Mile 2025 Total Population
Atlanta, GA	5	1,661	28%	$38,383	34%	$156,394	192,304
Richmond, VA	1	392	7%	9,584	9%	154,649	178,579
Orlando, FL	3	449	8%	8,896	8%	112,487	180,902
Charlotte, NC	1	694	12%	8,681	8%	149,924	202,342
Pompano Beach, FL	1	509	9%	7,981	7%	105,521	250,967
McAllen, TX	1	399	7%	6,909	6%	85,156	199,512
Dallas, TX	1	444	8%	6,469	6%	145,379	103,989
Raleigh, NC	1	322	5%	6,023	5%	162,683	140,451
Jacksonville, FL	1	211	3%	5,649	5%	100,232	203,742
Phoenix, AZ	1	222	4%	4,141	4%	163,525	320,413
Houston, TX	1	201	3%	3,438	3%	121,250	284,337
Tampa, FL	2	176	3%	2,520	2%	104,743	232,638
Albuquerque, NM	1	212	3%	2,058	2%	73,504	50,473
Daytona Beach, FL	2	12	0%	1,013	1%	70,646	110,699
Total	**22**	**5,904**	**100%**	**$111,745**	**100%**	**$136,785**	**193,442**

Any differences are a result of rounding. Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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Other Investments

As of March 31, 2026

(dollars in thousands, except for per share data)

Investment Securities	Shares & Operating Partnership Units Owned	Share Price	Value	Annualized Dividend Per Share	Q1 2026 Annualized Dividend Income
Alpine Income Property Trust	2,472	$18.00	$44,488	$1.20	$2,966

Structured Investments	Origination Date	Maturity Date	Original Loan Amount	Amount Outstanding	Interest Rate
Rivana	Sept. 2024	Sept. 2028	$59,450	$36,907	11.54% [1]
Founders Square	Mar. 2023	Mar. 2027	15,000	15,000	9.50%
Whole Foods	Nov. 2024	May 2027	40,200	16,509	12.15%
Series A Preferred Investment	Jul. 2024	NA[2]	10,000	10,000	14.00%
Main Street	Aug. 2025	Aug. 2030	5,000	5,000	6.50%
Total Structured Investments			**$129,650**	**$83,416**	**11.28%**

Any differences are a result of rounding.

1. Amounts funded prior to December 31, 2025 carry a coupon rate of 11.50%, while draws subsequent to that date have a 12.00% coupon rate, including 10.00% cash and 2.00% accrued paid-in-kind interest. The disclosed rate of 11.54% represents the weighted average coupon rate as of March 31, 2026
2. The Series A Preferred Investment is not redeemable prior to July 11, 2029, except upon the occurrence of certain specified events

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© CTO Realty Growth, Inc. | ctoreit.com 26 2026 Guidance 1. See reconciliation of our 2026 Core FFO and AFFO guidance to Net Income Attributable to the Company, per diluted share, on page 13. 2. Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. Before potential impact from income producing acquisitions and dispositions. Current Previous Core FFO Per Diluted Share1 $2.06 to $2.11 $1.98 to $2.03 AFFO Per Diluted Share1 $2.19 to $2.24 $2.11 to $2.16 The Company has raised its 2026 outlook as follows: The Company’s 2026 guidance includes but is not limited to the following assumptions: Current Previous Investments (in millions) $175 to $250 $100 to $200 Same-Property NOI Growth for Shopping Centers2 Unchanged 3.5% to 4.5% General and Administrative Expenses (in millions) $19.7 to $20.2 $19.5 to $20.0

Contact Information & Research Coverage

Contact Information

Corporate Office Locations	Investor Relations	New York Stock Exchange
369 N. New York Ave., Suite 201 Winter Park, FL 32789	ir@ctoreit.com	Ticker Symbol: CTO
		Series A Preferred Ticker Symbol: CTO/PA
1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114		www.ctoreit.com

Research Analyst Coverage

Institution	Coverage Analyst	Email
Alliance Global Partners	Gaurav Mehta	gmehta@allianceg.com
B. Riley	John Massocca	jmassocca@brileyfin.com
Cantor Fitzgerald	Jay Kornreich	jay.kornreich@cantor.com
Jones Research	Jason Weaver	jweaver@jonestrading.com
Lucid Capital Markets	Craig Kucera	ckucera@lucidcm.com
Raymond James	RJ Milligan	rjmilligan@raymondjames.com

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